SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the  Registrant  |X|
Filed by a Party other than the  Registrant o
Check the appropriate box:
 o  Preliminary Proxy Statement            o  Confidential, For Use of the Com-
                                                mission Only (as permitted by
                                                Rule 14a-6(e)(2))
 o  Definitive Proxy Statement
 o  Definitive Additional Materials
|X| Soliciting Material Under Rule 14a-12

                              FRITZ COMPANIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 |X| No fee required.
  o Fee computed on table below per Exchange Act Rules  14a-6(i)(l) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

 (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

 (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

 (5)  Total fee paid:

--------------------------------------------------------------------------------

 o Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

o Check box if any part of the fee is offset as provided  by  Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

--------------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

(3)  Filing Party:

--------------------------------------------------------------------------------

(4)  Date Filed:

        THE FOLLOWING IS A PRESS RELEASE ISSUED BY FRITZ COMPANIES, INC.
                              ON FEBRUARY 28, 2001:

(Fritz Companies, Inc. logo)                                      NEWS RELEASE
706 Mission Street, San Francisco, CA 94103, USA

FRITZ ANNOUNCES COURT RULING ON TEMPORARY INJUNCTION

SAN FRANCISCO, Feb. 28 - On Friday, February 16, 2001, FedEx Corporation and Federal Express Corporation (collectively "FedEx") filed an Amended Complaint seeking, in addition to the relief sought in its original complaint filed February 5, 2001, (see February 9, 2001, Press Release, "Fritz Announces Intent to Defend Lawsuit"), a temporary injunction and permanent injunction against Fritz Companies, Inc. ("Fritz," NASDAQ: FRTZ) from closing on the pending transaction with United Parcel Service ("UPS"). On Tuesday, February 20, 2001, after an evidentiary hearing, the Shelby County Tennessee Circuit Court denied FedEx's request for a temporary injunction enjoining the pending transaction with UPS. The Court has continued until March 7, 2001, the temporary restraining order entered February 5, 2001, prohibiting disclosure of confidential FedEx information or otherwise breaching certain provisions of the mutual non-disclosure agreement or customs brokerage service agreement. The Court has also directed Fritz to submit a plan to provide protections against improper disclosures. On February 19, 2001, UPS filed a separate complaint and request for declaratory relief in the Superior Court of Fulton County, Georgia naming Fritz and FedEx as parties, seeking a declaration that the merger agreement between UPS and Fritz does not require disclosure of FedEx trade secrets or a violation of other contractual rights and obligations among the parties.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995:

In this press release, Fritz Companies makes forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the litigation described above. Also, when we use any of the words "believes", "expects", "anticipates" or similar expressions, we are making forward-looking statements. Many possible events or factors could affect the litigation described above.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the pending transaction, Fritz Companies and UPS will file a proxy statement/prospectus with the SEC. STOCKHOLDERS OF FRITZ COMPANIES ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by Fritz Companies or UPS with the SEC at the SEC's web site at http://www.sec.gov. Free copies of the proxy statement/prospectus, once available, and other filings by Fritz Companies with the SEC may also be obtained by directing a request to Graeme Stewart, Fritz Investor Relations,
Telephone: (415) 538-0444.

Fritz Companies and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information about such directors and executive officers, including information about their ownership of Fritz Companies stock, can be found in the Fritz Companies proxy statement, dated August 18, 2000, for its 2000 annual meeting of stockholders.

CONTACT: Graeme Stewart, Fritz Companies, Inc., Tel #: (415) 538-0444

                                                       # # #